Exhibit 99.2

Description of Transaction

On August 3, 2017, RTI Surgical, Inc. (the “Company”), completed the sale of substantially all of the assets related to its Cardiothoracic closure business (the “CT Business”) to A&E Advanced Closure Systems, LLC (a subsidiary of A&E Medical Corporation) (“A&E”). The sale was completed pursuant to an Asset Purchase Agreement between the Company and A&E, dated August 3, 2017 (the “Asset Purchase Agreement”). As a part of the transaction, the Company also entered into a multi-year Contract Manufacturing Agreement with A&E (the “Contract Manufacturing Agreement”). Under the Contract Manufacturing Agreement, the Company agreed to continue to support the CT Business by manufacturing existing products and engineering, developing, and manufacturing potential future products for A&E.

The total consideration received by the Company under the Asset Purchase Agreement was composed of $54.0 million in cash consideration, $3.0 million of which is being held in escrow for up to twelve months to satisfy possible indemnification obligations, if any, plus an additional $6.0 million in contingent cash consideration (the “Contingent Consideration”). Payment of the Contingent Consideration is subject to two conditions: (1) if the Company obtains certain FDA regulatory clearance, then it will be paid $1.0 million of the Contingent Consideration; and (2) if A&E reaches certain revenue milestones, then the Company will be paid $5.0 million of the Contingent Consideration.

The unaudited pro forma condensed consolidated balance sheet presents the Company’s historical financial position as if the CT Business transaction occurred on March 31, 2017, and the unaudited pro forma condensed consolidated statements of comprehensive loss were prepared as if the CT Business transaction occurred on January 1, 2017 and 2016.

RTI SURGICAL, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2017

(In thousands)

		Pro Forma Adjustments
		Divestiture of
		Cardiothoracic
	As Reported	Closure Business	Note	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$17,598	$48,888	a	$66,486
Accounts receivable - net	36,294	—		36,294
Inventories - net	117,392	(2,314)	b	115,078
Prepaid and other current assets	5,888	3,000	c	8,888

Total current assets	177,172	49,574		226,746
Property, plant and equipment - net	85,118	(970)	d	84,148
Deferred tax assets - net	25,889	(6,160)	e	19,729
Goodwill	54,887	(9,500)	f	45,387
Other intangible assets - net	24,560	—		24,560
Other assets - net	1,023	—		1,023

Total assets	$368,649	$32,944		$401,593

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$28,360	$—		$28,360
Accrued expenses	22,659	12,930	g	35,589
Current portion of deferred revenue	4,686	—		4,686
Current portion of short and long-term obligations	5,301	—		5,301

Total current liabilities	61,006	12,930		73,936
Long-term obligations - less current portion	75,813			75,813
Other long-term liabilities	255			255
Deferred revenue	7,394	—		7,394

Total liabilities	144,468	12,930		157,398

Preferred stock - Series A	60,972	—		60,972

Stockholders’ equity:
Common stock	58	—		58
Additional paid-in capital	417,414	—		417,414
Accumulated other comprehensive loss	(7,996)	—		(7,996)
Accumulated deficit	(245,210)	20,014	h	(225,196)
Less treasury stock	(1,057)	—		(1,057)

Total stockholders’ equity	163,209	20,014		183,223

Total liabilities and stockholders’ equity	$368,649	$32,944		$401,593

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

RTI SURGICAL, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss

For the Quarter Ended March 31, 2017

(In thousands, except share and per share data)

	As Reported	Divestiture of Cardiothoracic Closure Business	Pro Forma Adjustments	Note	Pro Forma
Revenues	$69,939	$(3,184)	$787	i	$67,542
Costs of processing and distribution	34,160	(708)	708	j	34,160

Gross profit	35,779	(2,476)	79		33,382

Expenses:
Marketing, general and administrative	29,671	(1,553)	—		28,118
Research and development	3,688	—	—		3,688
Severance charges	4,403	—	—		4,403

Total expenses	37,762	(1,553)	—		36,209

Operating loss	(1,983)	(923)	79		(2,827)

Other income (expense):
Interest expense	(819)	—	—		(819)
Interest income	—	—	—		—
Foreign exchange gain	20	—	—		20

Total other expense - net	(799)	—	—		(799)

Loss before income tax benefit	(2,782)	(923)	79		(3,626)
Income tax benefit	910	323	(28)	k	1,205

Net loss	(1,872)	(600)	51		(2,421)

Convertible preferred dividend	(910)	—	—		(910)

Net loss applicable to common shares	$(2,782)	$(600)	$51		$(3,331)

Other comprehensive loss:
Unrealized foreign currency translation gain	320				320

Comprehensive loss	$(2,462)				$(3,011)

Net loss per common share - basic	$(0.05)				$(0.06)

Net loss per common share - diluted	$(0.05)				$(0.06)

Weighted average shares outstanding - basic	58,495,796				58,495,796

Weighted average shares outstanding - diluted	58,495,796				58,495,796

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

RTI SURGICAL, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss

For the Year Ended December 31, 2016

(In thousands, except share and per share data)

		Divestiture of
		Cardiothoracic
	As Reported	Closure Business	Pro Forma Adjustments	Note	Pro Forma
Revenues	$272,865	$(11,347)	$2,504	i	$264,022
Costs of processing and distribution	140,516	(2,254)	2,254	j	140,516

Gross profit	132,349	(9,093)	250		123,506

Expenses:
Marketing, general and administrative	116,125	(5,495)	—		110,630
Research and development	16,090	—	—		16,090
Strategic review costs	1,150	—	—		1,150
CEO Retirement and transition costs	4,404	—	—		4,404
Contested proxy expenses	2,680	—	—		2,680
Asset impairment and abandonments	5,435	—	—		5,435
Restructuring charges	1,107	—	—		1,107
Severance charges	1,039	—	—		1,039

Total expenses	148,030	(5,495)	—		142,535

Operating loss	(15,681)	(3,598)	250		(19,029)

Other income (expense):
Interest expense	(1,655)	—	—		(1,655)
Interest income	8	—	—		8
Foreign exchange gain	(132)	—	—		(132)

Total other expense - net	(1,779)	—	—		(1,779)

Loss before income tax benefit	(17,460)	(3,598)	250		(20,808)
Income tax benefit	3,061	1,331	(93)	k	4,300

Net loss	(14,399)	(2,267)	158		(16,508)

Convertible preferred dividend	(3,508)	—	—		(3,508)

Net loss applicable to common shares	$(17,907)	$(2,267)	$158		$(20,016)

Other comprehensive loss:
Unrealized foreign currency translation gain	(1,274)				(1,274)

Comprehensive loss	$(19,181)				$(21,290)

Net loss per common share - basic	$(0.31)				$(0.34)

Net loss per common share - diluted	$(0.31)				$(0.34)

Weighted average shares outstanding - basic	58,236,745				58,236,745

Weighted average shares outstanding - diluted	58,236,745				58,236,745

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

RTI SURGICAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma condensed consolidated statement of comprehensive loss of the Company based upon the historical financial statements of the Company, after giving effect to the divestiture of its Cardiothoracic closure business and adjustments described in these footnotes, and are intended to reflect the impact of the divestiture on the Company.

The unaudited pro forma condensed consolidated balance sheet reflects the divestiture as if it was completed on March 31, 2017 and includes estimated pro forma adjustments for the Company’s preliminary internal valuations of all assets and liabilities disposed of. These adjustments are subject to further adjustment as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed consolidated statements of comprehensive loss reflect the divestiture as if it had been completed at the beginning of each period presented.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements have been adjusted for the following:

a. To reflect net cash received for the Company’s Cardiothoracic closure business.

b. To reflect net inventories due to the Company’s Cardiothoracic closure business divestiture.

c. To reflect the indemnification asset due to the Company’s Cardiothoracic closure business divestiture to satisfy indemnification obligations, if any.

d. To reflect net property, plant and equipment due to the Company’s Cardiothoracic closure business divestiture.

e. To reflect net deferred income tax assets utilized to reduce accrued liability for U.S. federal and state income tax payable, based on the statutory tax rates of the relevant jurisdictions.

f. To reflect the decrease in goodwill allocated to the Company’s Cardiothoracic closure business divestiture.

g. To reflect the accrued liability for the divestiture transaction fees and for U.S. federal and state income tax payable based on the statutory tax rates of the relevant jurisdictions.

h. To reflect the gain on the Company’s Cardiothoracic closure business divestiture.

i. To reflect the incremental revenues due to the Company’s Cardiothoracic closure business divestiture based on a new contract manufacturing and supply agreement.

j. To reflect the costs of incremental revenues due to the Company’s Cardiothoracic closure business divestiture based on a new contract manufacturing and supply agreement.

k. To reflect adjustments to income tax benefit for the pro forma adjustments at statutory rates.